Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

May 24, 2023

BIOLASE, Inc.

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

Re:	BIOLASE, Inc. Registration Statement on Form S-1

Dear Ladies & Gentlemen:

We have acted as U.S. securities counsel to BIOLASE, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-271660) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of (i) up to $4,550,000 of units (“Units”), with each Unit consisting of (A) one share of the Company’s Series H Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series H Convertible Preferred Stock”), (B) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one-half of one (0.50) share of Series H Convertible Preferred Stock, (C) the shares of Series H Convertible Preferred Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and (D) the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Series H Convertible Preferred Stock (the “Conversion Shares”). The Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by and among the Company, Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Warrant Agent”), the form of which Warrant Agency Agreement has been filed as Exhibit 4.6 to the Registration Statement.

The Company is also registering under the Registration Statement an additional up to $2,625,012 shares of Series H Convertible Preferred Stock (“PIK Dividend Shares”) that will be issued as paid in-kind dividends (“PIK dividends”) and the shares of Common Stock issuable upon conversion of the Series H Convertible Preferred Stock issued as PIK dividends (the “PIK Conversion Shares”). The Units, the shares of Series H Convertible Preferred Stock and the Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Lake Street Capital Markets, LLC, as representative of the several underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including, but not limited to, the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), including the Certificate of Designation of Preferences, Rights and Limitations of the Series H Convertible Preferred Stock (the “Certificate of Designation”), the Warrants and the Warrant Agency Agreement. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original

Blank Rome LLP | blankrome.com

BIOLASE, Inc.

May 24, 2023

documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

With regard to our opinions concerning the Warrants, and in certain cases concerning the Series H Convertible Preferred Stock as described below, constituting valid and binding obligations of the Company:

1.

Our opinions are subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

2.

Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

3.

We express no opinion as to any provision of the Warrants or the Series H Convertible Preferred Stock that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

4.

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

Based upon the foregoing, it is our opinion that:

1.

When the Units are issued and delivered and paid for (i) in accordance with the terms of the Underwriting Agreement, (ii) in accordance with and in the manner described in the Registration Statement, and (iii) in accordance with the resolutions adopted by the Company, the Units will be legally binding obligations of the Company enforceable in accordance with their terms.

2.	When the shares of Series H Convertible Preferred Stock are issued, delivered and paid for (i) in accordance with the terms of the Underwriting Agreement, (ii) in accordance with

BIOLASE, Inc.

May 24, 2023

and in the manner described in the Registration Statement, and (iii) in accordance with the resolutions adopted by the Company, the shares of Series H Convertible Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.

When the Warrants are issued, delivered and paid for (i) in accordance with the terms of the Underwriting Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company and (iv) in accordance with the terms of the Warrants and the Warrant Agency Agreement, the Warrants will be legally binding obligations of the Company enforceable in accordance with their terms.

4.

When the Conversion Shares are issued and delivered upon conversion of the Series H Convertible Preferred Stock (i) in accordance with the terms of the Underwriting Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company, and (iv) in accordance with the terms of the Series H Convertible Preferred Stock, the Certificate of Incorporation and the Certificate of Designation, and assuming a sufficient number of authorized but unissued shares of Common Stock is available for issuance when the Series H Convertible Preferred Stock is converted, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

5.

When the Warrant Shares are issued, delivered and paid for and upon valid exercise thereof and against receipt of the exercise price therefor (i) in accordance with the terms of the Underwriting Agreement, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company, and (iv) in accordance with the terms of the Warrants and the Warrant Agency Agreement, and assuming a sufficient number of authorized but unissued shares of Common Stock is available for issuance when the Warrants are exercised, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

6.

When the PIK Dividend Shares are issued and delivered (i) in accordance with the terms of the Series H Convertible Preferred Stock, the Certificate of Incorporation and the Certificate of Designation, (ii) in accordance with and in the manner described in the Registration Statement, (iii) in accordance with the resolutions adopted by the Company, the PIK Dividend Shares, and (iv) if, as and when lawfully declared as dividends by the Board of Directors of the Company, the PIK Dividend Shares will be duly authorized, validly issued, fully paid and non-assessable.

7.

When the PIK Conversion Shares are issued and delivered upon conversion of the Series H Convertible Preferred Stock (i) in accordance with the terms of the Series H Convertible Preferred Stock, the Certificate of Incorporation and the Certificate of Designation, (ii) in accordance with and in the manner described in the Registration Statement, and (iii) in accordance with the resolutions adopted by the Company, and assuming a sufficient

BIOLASE, Inc.

May 24, 2023

number of authorized but unissued shares of Common Stock is available for issuance when the Series H Convertible Preferred Stock is converted, the PIK Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP